Exhibit 10.2

VOTING AGREEMENT AND IRREVOCABLE PROXY

VOTING AGREEMENT (this “Agreement”), dated as of January 8, 2014, by and between Zink Acquisition Holdings Inc., a Delaware corporation (“Parent”), Privet Fund LP, a Delaware limited partnership (“Fund”), and Privet Fund Management LLC, a Delaware limited liability company (“Manager”, and with Fund, each a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Material Sciences Corporation, a Delaware corporation (the “Company”), Parent and Merger Sub are entering into an Agreement and Plan of Merger of even date herewith (as it may be amended, restated, supplemented or modified from time to time, the “Merger Agreement”);

WHEREAS, as of the date hereof, Fund is the beneficial owner of, and has the right to vote and dispose of, 872,818 Common Shares (“Fund Common Shares”) and Manager is the beneficial owner of, and has the right to vote and dispose of, 79,178 Common Shares (“Manager Common Shares” and, with the Fund Common Shares and with any other Common Shares with respect to which a Shareholder acquires beneficial ownership prior to the termination hereof, collectively, the “Shareholder Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Shareholders enter into this Agreement and, in order to induce Parent to enter into the Merger Agreement, Shareholders are willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Agreements of Shareholders.

(a) Voting. From the date hereof until the termination of this Agreement in accordance with Section 4, at any meeting of the shareholders of the Company however called or any adjournment thereof, each Shareholder shall vote its Shareholder Shares (or cause them to be voted), (i) in favor of (A) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (B) approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes for adoption and approval of the foregoing on the date on which such meeting is held, (ii) against any Acquisition Proposal or any other proposal made in opposition to adoption of the Merger Agreement and (iii) against any agreement (including any amendment of any agreement), amendment of the Company’s organizational documents or other action, in each case, that is intended to, or that Parent notifies Shareholder in writing could reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the transactions contemplated by the Merger Agreement.

Any such vote shall be cast by each Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present (to the fullest extent that the Shareholder Shares may be counted for quorum purposes under applicable Law) and for purposes of recording the results of such vote. Each Shareholder further agrees that it shall not commit or agree to or enter into any contract, agreement, arrangement or understanding with any Person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 1. Each Shareholder acknowledges that the agreement set forth in this Section 1 applies even if the Company breaches any of its representations, warranties, covenants or agreements set forth in the Merger Agreement. Except as set forth in this Section 1(a), neither Shareholder shall be restricted from voting in favor of, voting against or abstaining from voting on any other matters presented to the shareholders of the Company, provided that doing so does not breach any of Shareholders’ obligations under this Section 1(a). In the event that either Shareholder’s proxy has been granted to Parent pursuant to Section 1(b), such Shareholder shall have no obligations under this Section 1(a) with respect to the meeting of the shareholders of Company for which such proxy has been granted.

(b) Proxy.

(i) In furtherance of each Shareholder’s agreement in Section 1(a), each Shareholder hereby appoints Parent as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote all Shareholder Shares of such Shareholder (at any meeting of shareholders of the Company however called or any adjournment thereof), (A) in favor of (1) the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and (2) approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes for adoption and approval of the foregoing on the date on which such meeting is held, (B) against any Acquisition Proposal or any other proposal made in opposition to adoption of the Merger Agreement and (C) against any agreement (including any amendment of any agreement), amendment of the Company’s organizational documents or other action, in each case, that is intended or could reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the transactions contemplated by the Merger Agreement; provided, however, that a Shareholder’s grant of the proxy contemplated by this Section 1(b) shall be effective if, and only if, such Shareholder has not delivered to the Secretary of the Company at least ten business days prior to such meeting a duly executed proxy card previously approved by Parent voting the Shareholder Shares of such Shareholder in the manner specified in Section 1(a) or in the event such proxy card has been thereafter modified or revoked or otherwise fails to provide evidence of such Shareholder’s compliance with its obligations under Section 1(a) in form and substance reasonably acceptable to Parent. In the event that a Shareholder fails for any reason to vote in accordance with the requirements of this Section 1(a), the vote of the proxyholder shall control in any conflict between the vote by the proxyholder in accordance with this Agreement and a vote by such Shareholder.

(ii) It is hereby agreed that Parent will use any proxy granted by a Shareholder solely in accordance with applicable Law and will only vote the Shareholder Shares subject to such proxy with respect to the matters and in the manner specified in Section 1(b)(i).

(iii) Such proxy shall be valid and irrevocable until the termination of this Agreement in accordance with Section 4. Any proxy granted hereunder shall automatically terminate, and any underlying appointment shall automatically be revoked and rescinded and of no force and effect, upon the termination of this Agreement, in each case without any further action by any party.

(iv) Each Shareholder represents that any and all other proxies heretofore given in respect of Shareholder Shares of such Shareholder are revocable, and that such other proxies have been revoked or, if not yet revoked, are hereby revoked, and each Shareholder agrees to promptly notify the Company of such revocation. Each Shareholder affirms that the foregoing proxy is: (A) given (1) in connection with the execution of the Merger Agreement and (2) to secure the performance of such Shareholder’s duties under this Agreement, (B) COUPLED WITH AN INTEREST AND MAY NOT BE REVOKED EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT and (C) INTENDED TO BE IRREVOCABLE PRIOR TO TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH DELAWARE LAW. All authority herein conferred shall be binding upon the successors and assigns of each Shareholder.

(c) Appraisal Rights. Each Shareholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights in connection with the transactions contemplated by the Merger Agreement.

(d) Restriction on Transfer; Proxies; Non-Interference; Stop Transfer; Legends; etc. From the date hereof until any termination of this Agreement in accordance with its terms, neither Shareholder shall (other than pursuant to a judgment, decree, injunction, rule or order of any Governmental Entity), directly or indirectly (i) sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any Shareholder Shares (or any right, title or interest thereto or therein) (a “Transfer”), (ii) deposit any Shareholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Shareholder Shares or (iii) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i) or (ii) of this Section 1(d); provided, however, that this Section 1(d) shall not prohibit a Transfer of the Shareholder Shares by a Shareholder to (i) any member of such Shareholder’s immediate family, or to a trust for the benefit of such Shareholder or any member of such Shareholder’s immediate family or upon the death of such Shareholder or (ii) to an Affiliate of such Shareholder; provided further, however, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing to be bound by the terms of this Agreement. In furtherance of this Agreement, each Shareholder shall and hereby does authorize Parent’s and Merger Sub’s counsel to notify the Company’s transfer agent that there is a stop transfer restriction with respect to all of the Shareholder Shares (and that this Agreement places limits on the voting and transfer of the Shareholder Shares); provided, however, that any such stop transfer restriction shall terminate upon the termination of this Agreement in accordance with its terms. If any Shareholder Shares are in certificated form and if requested by Parent, each Shareholder agrees to cause all certificates representing Shareholder Shares to bear a prominent legend stating that such Shareholder Shares are subject to the transfer, voting and other restrictions described in this Agreement.

(e) No Agreement as a Director or Officer. No Shareholder makes any agreement or understanding in this Agreement in Shareholder’s capacity as a director or officer of the Company or any of its subsidiaries (if a Shareholder holds such office), and nothing in this Agreement: (i) will limit or affect any actions or omissions taken by a Shareholder in such Shareholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict a Shareholder from exercising such Shareholder’s fiduciary duties as an officer or director to the Company or its stockholders.

(f) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shareholder Shares, other than the right to vote the Shareholder Shares as proxy upon the terms and subject to the conditions of this Agreement. Except as provided in this Agreement, all rights, ownership and economic benefits of and relating to the Shareholder Shares shall remain vested in and belong to the applicable Shareholder. Nothing in this Agreement shall be interpreted as obligating a Shareholder to exercise any warrants, options, conversion of convertible securities or otherwise to acquire Common Shares.

(g) Reclassification, Stock Split, Stock Dividend or Distribution. In the event of any reclassification, stock split, stock dividend or distribution or other change in the capital structure of the Company affecting the Common Shares, the number of shares constituting the Shareholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Common Shares or other voting securities (or securities convertible into or exchangeable for voting securities of the Company) of the Company issued to a Shareholder in connection therewith.

2. Representations and Warranties of Parent. Parent represents and warrants to each Shareholder as of the date hereof that:

(a) Organization; Authority. Parent is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Parent has all necessary corporate power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Parent of this Agreement and, subject to the terms and conditions of the Merger Agreement, the performance of its obligations hereunder, have been duly authorized by all necessary action on the part of Parent and no further action on the part of Parent is necessary to authorize the execution and delivery by Parent. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by each Shareholder, constitutes a valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Consents and Approvals; Non-Contravention. The execution and delivery by Parent of this Agreement and the performance of its obligations hereunder require no action by or in respect of, or filing with, any Governmental Entity, other than any actions or filings the absence of which would not be reasonably expected to, individually or in the aggregate, prevent, materially delay or impair the performance by Parent of any of its obligations under this Agreement on a timely basis. Neither the execution and delivery of this Agreement by Parent, nor the performance by Parent of its obligations hereunder will, (A) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other governing documents of Parent or (B) contravene, conflict with or result in a violation or breach of any provision of any applicable Law, except in the case of clause (B), as would not be reasonably expected to, individually or in the aggregate, materially delay or impair the performance by Parent of any of its obligations under this Agreement.

(c) Acknowledgement. Parent acknowledges that neither Shareholder has made nor makes to Parent any representation or warranty, whether express or implied, of any kind or character in connection with this Agreement except as expressly set forth in this Agreement.

3. Representations and Warranties of Each Shareholder. Each Shareholder represents and warrants to Parent as of the date hereof that:

(a) Organization; Authority. (i) Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (iii) the execution and delivery by Shareholder of this Agreement and the performance of its obligations hereunder have been duly authorized and approved by all necessary action on the part of Shareholder and no further action on the part of Shareholder is necessary to authorize the execution and delivery by Shareholder of this Agreement or the performance by Shareholder of its obligations hereunder; and (iv) this Agreement has been duly executed and delivered by Shareholder and, assuming due and valid authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Consents and Approvals; Non-Contravention. The execution and delivery by Shareholder of this Agreement and the performance of its obligations hereunder require no action by or in respect of, or filing with, any Governmental Entity, other than any actions or filings the absence of which would not be reasonably expected to, individually or in the aggregate, prevent, materially delay or impair the performance by Shareholder of any of its obligations under this Agreement on a timely basis. Neither the execution and delivery of this Agreement by Shareholder, nor the performance by Shareholder of its obligations hereunder will, (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation, bylaws or other governing documents of Shareholder, (ii) contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (iii) result in the creation or imposition of any Lien on the right to vote any Shareholder Shares, except in the case of clauses (ii) and (iii), as would not be reasonably expected to, individually or in the aggregate, prevent, materially delay or impair the performance by Shareholder of any of its obligations under this Agreement.

(c) Ownership of Shares. Shareholder beneficially owns the Shareholder Shares applicable to it (as may be adjusted pursuant to Section 1(g)). Shareholder owns such Shareholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than (i) proxies and restrictions in favor of Parent pursuant to this Agreement, (ii) such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States and (iii) Liens that do not impair the ability of Shareholder to vote the Shareholder Shares pursuant to this Agreement). Without limiting the foregoing, except for proxies and restrictions in favor of Parent pursuant to this Agreement, and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, Shareholder has sole voting power and sole power of disposition with respect to the Shareholder Shares applicable to it, with no restrictions on Shareholder’s rights of voting or disposition pertaining thereto and no Person other than Shareholder has any right to direct or approve the voting or disposition of any Shareholder Shares. As of the date hereof, Shareholder does not own, beneficially or of record, any securities of the Company other than Company Options and the Shareholder Shares.

(d) Opportunity to Review; Reliance. Shareholder has had the opportunity to review this Agreement with counsel of its own choosing. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

(e) Shareholder Has Adequate Information. Shareholder is a sophisticated investor with respect to the Shareholder Shares and has independently and without reliance upon Parent or Merger Sub and based on such information as Shareholder has deemed appropriate, made Shareholder’s own analysis and decision to enter into this Agreement. Shareholder acknowledges that Parent has not made nor makes to Shareholder any representation or warranty, whether express or implied, of any kind or character in connection with this Agreement except as expressly set forth in this Agreement.

4. Termination. This Agreement and the proxy granted pursuant to Section 1(b) hereof shall automatically terminate without any further action by any party on the first to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date of any material modification, waiver or amendment of the Merger Agreement that affects adversely the consideration payable to stockholders of the Company pursuant to the Merger Agreement as in effect and on the date hereof, and (d) the mutual written consent of Parent and each Shareholder. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for breach of this Agreement and (ii) the provisions of this Section 4 and Section 5 shall survive any termination of this Agreement.

5. Miscellaneous.

(a) Expenses. All costs and expenses incurred in connection with the obligations hereunder shall be paid by the party incurring such costs and expenses.

(b) Additional Shares. Until any termination of this Agreement in accordance with its terms, each Shareholder shall promptly notify Parent of the number of shares, if any, as to which such Shareholder acquires record or beneficial ownership after the date hereof. Any shares as to which a Shareholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Shareholder Shares for purposes of this Agreement and the obligations hereunder shall attach to any such additional shares. Without limiting the foregoing, in the event of any reclassification, stock split, stock dividend or distribution or other change in the capital structure of the Company affecting the Common Shares, the number of shares constituting the Shareholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional Common Shares or other voting securities (or securities convertible into or exchangeable for voting securities of the Company) of the Company issued to a Shareholder in connection therewith.

(c) Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

(d) Further Assurances. From time to time, at the reasonable request of Parent and at the sole cost of Parent, a Shareholder shall execute and deliver such additional documents and take all such further action as may be necessary to perform its obligations hereunder.

(e) Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by each of the parties hereto. At any time prior to the termination of this Agreement, any party to this Agreement may, subject to applicable Law, (i) waive any inaccuracies in the representations and warranties of any other party hereto made in favor of such party, (ii) extend the time for the performance of any of the obligations or acts of any other party hereto or (iii) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by any party to this Agreement in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(f) Assignment. Except as set forth in Section 1(d), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 5(f) shall be null and void.

(g) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(h) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto (and their respective successors and permitted assigns) any right or remedy of any nature whatsoever under or by reason of this Agreement.

(i) Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i) This Agreement, and any other agreement, document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement (or such other document) or the negotiation, execution, termination, performance or nonperformance of this Agreement (or such other document) (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), must be exclusively governed by the internal laws of the State of Delaware, without regard to its conflicts of law principles.

(ii) Each of the parties hereto (A) irrevocably and unconditionally consents and submits itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle, or, only if that court does not have subject matter jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (B) agrees that all claims in respect of such action or proceeding shall be heard and determined only in any such court, (C) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (D) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court and (E) waives any objection that it may now or hereafter have to the venue of any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any such court or that such action or proceeding was brought in an inconvenient forum, and agrees not to plead or claim the same.

(iii) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR PROCEEDING (WHETHER BASED ON TORT, CONTRACT OR OTHERWISE). EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(i)(iii).

(j) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (in each case without posting a bond or undertaking), in the Chancery Court of the State of Delaware or, if such court shall not have jurisdiction, any federal court sitting in Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, this being in addition to any other remedy to which they are entitled at law or in equity.

(k) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email and facsimile transmission) and shall be given in accordance with the notice information set forth on Annex I or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the obligations hereunder are not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the obligations hereunder be performed as originally contemplated to the fullest extent possible.

(m) Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections are to Sections of this Agreement unless otherwise specified. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Except as the context may otherwise require, references to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any applicable Law. The parties agree that the terms and language of this Agreement were the result of negotiations between the parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

(n) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by PDF file (portable document format file) shall be as effective as delivery of a manually executed counterpart of this Agreement.

(o) Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the earlier of the Effective Time or the termination of this Agreement.

(p) Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or have caused this Agreement to be duly executed by their respective authorized persons as of the day and year first above written.

PARENT:

Zink Acquisition Holdings Inc.

By:	/s/ Ted W. Beneski

Name:	Ted W. Beneski

Title:	Chairman of the Board

By:	/s/ Victor L. Vescovo

Name:	Victor L. Vescovo

Title:	Managing Director

SHAREHOLDERS:

PRIVET FUND LP

By: Privet Fund Management LLC,
Its Managing Partner

By:	/s/ Ryan Levenson
Name:	Ryan Levenson
Its:	Sole Manager

PRIVET FUND MANAGEMENT LLC

By:	/s/ Ryan Levenson
Name:	Ryan Levenson
Its:	Sole Manager

Signature Page to Voting Agreement

Annex I

Notice Information

1.	If to Parent:

Zink Acquisition Holdings Inc.

c/o Insight Equity Management Company LLC

1400 Civic Place, Suite 250

Southlake, Texas 76092

Attention: General Counsel

Facsimile No.: (817) 488-7739

With a copy to:

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

Attention: Gregory J. Schmitt, Esq.

Facsimile No.: (214) 740-7166

2.	If to Shareholder:

Privet Fund LP

3280 Peachtree Road NE

Suite 2670

Atlanta, Georgia 30305

Attention: Ryan Levenson

Facsimile No.: (404) 949-3102

With a copy to:

Bryan Cave LLP

1201 W. Peachtree St., 14th Floor

Atlanta, Georgia 30309

Attention: Rick Miller or Eliot Robinson

Facsimile No.: (404) 572-6999

Annex I - 1